UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2013

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On and effective as of June 27, 2013, the Board of Directors of Heritage Commerce Corp (the “Company”) approved the amendment and restatement of the Company’s Bylaws, which are referred to hereafter as the “Amended Bylaws”. The Amended Bylaws include certain changes to (i) clarify language, (ii) comply with or be consistent with California law and Nasdaq Stock Market requirements, (iii) authorize procedures for electronic shareholder and board meetings and electronic  communications with shareholders as authorized under California law, (iv) remove provisions no longer required because the Company has redeemed its Series A Preferred Stock issued to the US Treasury,  and  (v) make various technical corrections and non-substantive changes.

Section 5.14 of the Amended Bylaws expands the provisions providing for advance notice of shareholder proposals for nominees for director and adds new provisions for advance notice of shareholder proposals for other business at an Annual Meeting of shareholders.  The Amended Bylaws provide for advance notice of shareholder proposals for nominees for director and for other business at an Annual Meeting of shareholders 90 to 120 days prior to the first anniversary of the preceding year’s Annual Meeting.  Expanded information is required as to each person whom a shareholder proposes to nominate for elections as a director. If  the notice relates to any business (other than the nomination of persons for election as directors) that the shareholder proposes to bring before an Annual Meeting of shareholders, the notice must provide  (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business, (3) the reasons for conducting such business at the meeting, and (4) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made. Specific information is required about the shareholder giving the notice of a nominee for director or of other business proposed for the Annual Meeting.   Section 5.14 does not affect any rights of shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.

Item 8.01 Other Events.

Advance Notice Deadline for Director Nominations and Other Shareholder Proposals

As a result of the amendments to the Bylaws made on June 27, 2013 and described in Item 5.03 above, a shareholder may nominate an individual for election as a director or bring other business before the 2014 Annual Meeting of Shareholders (other than proposals governed by Rule 14a-8) only by providing written notice to the Company, in the required form, on or after January 22, 2014, and no later than February 22, 2014. Such notices must also comply with the requirements of the Company’s Bylaws and other applicable law, and no director nomination or shareholder proposal may be presented at the Annual Meeting otherwise.

Item 9.01  Financial Statements and Exhibits

3.1          Heritage Commerce Corp Amended and Restated Bylaws (as of June 27, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: June 27, 2013	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

Exhibit Index

Item	Description
3.1	Heritage Commerce Corp Amended and Restated Bylaws (as of June 27, 2013)